UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

NxSTAGE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)

(978) 687-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2013, NxStage Medical, Inc. (“NxStage”) entered into a Second Amended and Restated National Service Provider Agreement (“HHD Agreement”) with DaVita Healthcare Partners Inc., NxStage’s largest customer. The HHD Agreement is effective as of March 1, 2013 and covers use of NxStage’s products for home hemodialysis in the United States by DaVita, the kidney care division of DaVita Healthcare Partners Inc. (“DaVita”). The HHD Agreement continues, in all material respects, the terms of the First Amended and Restated National Service Provider Agreement between NxStage and DaVita dated July 22, 2010 with pricing for NxStage’s products subject to System One™ home patient growth targets, except that no warrants for NxStage common shares will be issued as part of the HHD Agreement. The term of the HHD Agreement extends through December 31, 2015, and thereafter automatically extends on a monthly basis unless terminated by either party.

On May 15, 2013, NxStage’s subsidiary Medisystems and DaVita also extended the term of their Needle Purchase Agreement dated January 6, 2008 through at least December 31, 2014, although DaVita may by October 31, 2013 elect to extend this to December 31, 2015.

On May 15, 2013, NxStage and DaVita also entered into an agreement, effective as of March 1, 2013, covering the purchase of NxStage’s products for inpatient therapy (“Critical Care Agreement”). The Critical Care Agreement includes the potential for tiered rebates based on specified purchase levels of the System One and related supplies for inpatient therapy. The term of the Critical Care Agreement extends through December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

Date: May 21, 2013	By:	/s/ Robert S. Brown
Robert S. Brown Chief Financial Officer